SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NPTEST HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	37-1469466
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Baytech Drive San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-108664 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, par value $0.001 per share
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

     The description under the heading “Description of Capital Stock” relating to the Common Stock, $0.001 par value per share (the “Common Stock”), of NPTest Holding Corporation (the “Registrant”) in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-108664 ) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2003, as amended as of the date hereof, is incorporated herein by reference.

Item 2: Exhibits

     The following exhibits have been filed with the Commission:

1.	Form of Certificate of Common Stock, $0.001 par value per share, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement)

2.	Restated Certificate of Incorporation of the Registrant to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.	Amended and Restated By-Laws of the Registrant to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.4 of the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NPTest Holding Corporation

By:	/s/ Jack Sexton

	Name:	Jack Sexton
	Title:	Controller and Chief Accounting Officer

Date: December 10, 2003

Exhibit Index

1.	Form of Certificate of Common Stock, $0.001 par value per share, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement)

2.	Restated Certificate of Incorporation of the Registrant to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.	Amended and Restated By-Laws of the Registrant to be effective upon completion of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.4 of the Registration Statement).